SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2017

ONSTREAM MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-22849	65-0420146
(Commission File Number)	(IRS Employer Identification Number)

   1291 SW 29 Avenue, Pompano Beach, Florida 33069

(Address of executive offices and Zip Code)

(954)917-6655

(Registrant's Telephone Number, Including Area Code)

_______________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry Into a Material Definitive Agreement

Item 2.01          Completion of Acquisition or Disposition of Assets

As previously disclosed, on March 27, 2007 we completed the acquisition of the assets, technology and patents pending of privately owned Auction Video, Inc., a Utah corporation, and Auction Video Japan, Inc., a Tokyo-Japan corporation (collectively, “Auction Video”). Subsequent to this acquisition, we began pursuing the final approval of the patent pending application and in March 2008 retained the law firm of Hunton & Williams to assist in expediting the patent approval process and to help protect rights related to proprietary Onstream technology. In April 2008, we revised the original patent application primarily for the purpose of splitting it into two separate applications (the “Original Applications”), which, while related, would be evaluated separately by the U.S. Patent and Trademark Office (“USPTO”). The patents address live streaming of audio and/or video from multiple devices to a storage location, such as the Internet or cloud, and the ability to access and retrieve the audio and/or video to multiple devices, whereby the content is not stored on the device. In our 10-Q as of June 30, 2016 and for the nine months then ended, filed by us on October 28, 2016, we set forth the status of these patents pending, including related patents that were subsequently issued to us, and we hereby incorporate that information by reference.

On February 28, 2017, we entered into a Patent Purchase Agreement (the “Agreement”) with Mr. Eriya Unten, a resident of Japan and an unrelated third-party (the “Buyer”), for our sale of U.S. Patents (Nos. 9,161,068 and 9,467,728) and related U.S. Patent Applications (Nos. 14/843,457 and 15/255,416), which sale includes our entire right, title and interest in such Patents and the rights, if any, to the related Patent Applications, the causes of action to sue for infringement thereof, and any other legal rights entitled by the original owner of the Patents and Patent Applications under the law. In accordance with the Agreement, the total purchase price is a minimum of $40.0 million and a maximum of $80.0 million, to be paid to the parties as set forth below:

1)    $1.0 million of the purchase price has been received by us, in the form of a non-refundable deposit. $200,000 of the deposit was received by us on February 1, 2017 and the $800,000 balance was received by us on February 28, 2017. This deposit was received pursuant to a February 2017 letter of intent between us and the Buyer. Although the letter of intent outlined significant aspects of the patent sale, it was contingent, among other things, on the execution of a Revenue Distribution Agreement, which execution was effective on February 24, 2017 and is discussed in further detail below. The letter of intent was replaced by the Agreement.

2)    An additional $39.0 million payment against the purchase price is due on or before March 31, 2017. In the event this amount is not paid by that date, we have agreed to grant Buyer a 60 day extension but no later than May 31, 2017 to meet the purposes of obtaining and closing bank financing in connection with the transaction and in which case we have agreed with Buyer to modify the payment schedule in an updated Agreement. The Agreement states that the general 30 day cure period provided in the Agreement for all other defaults shall not apply to this extension. Thus, in the event that the Buyer does not make the payment within the extended time period, we will have the right to cancel the Agreement and retain the non-refundable deposit. Once an escrow agreement is finalized between the parties, the documents assigning the Patents and Patent Applications to the Buyer will be placed in escrow and will be transferred from escrow to the Buyer once this $39.0 million is paid into escrow. 50% of this amount, or $19.5 million, will be paid to us from escrow and the other 50% will be paid to the Former Owners. These amounts will be adjusted to allow for reimbursement of any additional patent related expenses to the extent allowed by the Distribution Agreement.

3)    Additional contingent purchase price is payable, calculated as 25% of any excess of certain defined revenues received by the Buyer and related to the Patents and Patent Applications over $40.0 million, provided such additional purchase price will not exceed $40.0 million. Buyer is obligated to keep accurate records in this regard and we have the right to inspect such records, with the costs of any such inspection, including, but not limited to, any costs incurred for our accountant(s) and/or attorney(s), shall be borne by the Buyer in the event that errors or omissions are found. Also, in such case, adjustments shall not prejudice our rights to seek any appropriate remedies, including any rights to terminate the Agreement.

All of the costs incurred by us in connection with the Patents and the Patent Applications have been expensed on our books and therefore the carrying value of the Patents and the Patent Applications was zero on our most recently reported balance sheet dated June 30, 2016, as well as of the current date.

The Agreement grants us a worldwide, irrevocable, fully paid-up, royalty-free, perpetual, non-exclusive past release and future license related to the Patents and Patent Applications.

As the time of our March 2007 acquisition of Auction Video, we granted certain of the former owners of the assets of Auction Video, Inc. (“Former Owners”) an interest in proceeds that we might receive under certain circumstances in connection with the acquired patents pending. Effective February 24, 2017 we entered into a Revenue Distribution Agreement (“Distribution Agreement”) with those Former Owners, which by its terms superseded and replaced that previous interest. As provided by the Distribution Agreement, we paid $408,908 of the $1.0 million non-refundable deposit to the Former Owners, which included $30,000 for the reimbursement of estimated previously incurred patent related expenses. The remaining $591,092, which included the reimbursement of $212,184 of our previously incurred patent related expenses, was retained by us and utilized for working capital. Per the Distribution Agreement, 50% of all future purchase price installments received by us will be payable to the Former Owners, after reimbursement of any additional patent related expenses to the extent allowed by the Distribution Agreement.

Under the terms of the Distribution Agreement, the Former Owners have agreed that if we find it necessary to agree to modification(s) of the Agreement, we may do so at our sole discretion and judgement. The Former Owners have also agreed that in the instance of a modification to the Agreement, that the schedule of payments outlined above may change and that payments to the Former Owners under the Distribution Agreement are completely subject to receipts from the Agreement, which receipts we do not guarantee will occur and which receipts we are not obligated to pursue.

The above summary is qualified in its entirety by the contents of the transaction documents, which are attached hereto as Exhibits 10.1 and 10.2 to Item 9.01 of this Form 8-K and which are incorporated herein by reference.

Our receipt of additional purchase price funds beyond the $1.0 million non-refundable deposit already received is subject to risks and uncertainties that include, but are not limited to, Buyer’s ability to fund its obligation under the Agreement, including but not limited to its ability to obtain any necessary financing, the impact of any applicable U.S., Japanese or other government regulations affecting the Agreement, any changes in the status of the Patents or Patent Applications and/or the impact of any actions resulting from this announcement. See “Cautionary Note Regarding Forward-Looking Statements” below.

From any future purchase price amounts received by us, and after paying amounts due to the Former Owners under the Distribution Agreement, we are obligated to repay the following notes payable, in the following priority:

1)    $300,000 (estimate) - Line of Credit Arrangement (over advance portion only) - repayable from funds exceeding the first $1.0 million of purchase price

2)     $750,000 - Rockridge and Sigma Notes - repayable from funds exceeding the first $2.0 million of purchase price

3)    $770,000 - Fuse Note, Intella2 Investor Notes, Working Capital Notes, J&C Note and Subordinated Notes - $455,000 repayable from funds exceeding the first $3.0 million of purchase price and $315,000 repayable from funds exceeding the first $5.0 million of purchase price

Item 9.01                Financial Statements and Exhibits

(c) Exhibits

Exhibit No.             Description

10.1       Confidential Patent Purchase Agreement between Onstream Media Corporation and Mr. Eriya Unten dated February 28, 2017

10.2       Revenue Distribution Agreement between Onstream Media Corporation, Greg Ellis, Kunio Toma and Todd Brockman dated February 24, 2017

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. In this particular matter, such risk and uncertainties include the Buyer’s ability to fund its obligation under the Agreement, including but not limited to its ability to obtain any necessary financing, the impact of any applicable U.S., Japanese or other government regulations affecting the Agreement, any changes in the status of the Patents or Patent Applications and/or the impact of any actions resulting from this announcement. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONSTREAM MEDIA CORPORATION
By: /s/ Robert E. Tomlinson
March 2, 2017	Robert E. Tomlinson, CFO